Exhibit 99.1

Ideal Power Reports Second Quarter 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX – August 14, 2019 -- Ideal Power Inc. (NASDAQ: IPWR), a semiconductor and power conversion technology company, reported results for its second quarter ended June 30, 2019.

Key Second Quarter 2019 and Subsequent B-TRAN™ Division Highlights:

•	Completed successful testing of double-sided B-TRAN™ wafers, confirming the following testing results:

o	Successful bi-directional operation with symmetrical performance in both directions;

o	Forward voltage drop for our B-TRAN™ dies was measured at 0.2 – 0.3V, consistent with our simulations. This value is substantially lower than the corresponding junction voltage drop of approximately 0.9V for an IGBT die; and

o	Measured breakdown voltages were up to 1200V, a characteristic required for commercial, industrial and military applications such as electric vehicles, battery storage, renewable energy and traction drives.

•	B-TRAN™ dies from these wafers are being packaged for use with a bi-directional driver to characterize switching performance.

•	Design basis and test results of initial B-TRAN™ devices meet the criteria for Ideal Power’s engineering prototype sampling program, with initial samples expected to be delivered to potential partners in the fourth quarter of 2019.

•	Confirmed manufacturability of new double-sided B-TRAN™ wafer die design with conventional silicon processing equipment. The results of this testing are being incorporated into the design of next generation dies with our semiconductor fabrication partners.

•	B-TRAN™ Patent Estate: Currently have 46 issued B-TRAN™ patents with 13 of those patents issued outside the United States. Significantly, our geographic coverage now includes China, Japan and Europe. Our B-TRAN™ patent portfolio of approximately 35 patent filings includes pending applications that will enhance our coverage in the US, China, Japan and Europe and potentially expand our coverage to include Korea and India.

Management Commentary

“The second quarter of 2019 was a continuation of our new strategic focus on our proprietary B-TRAN™ power switch technology,” said Dr. Lon Bell, Chief Executive Officer of Ideal Power. “During the quarter we fabricated and subsequently tested double-sided B-TRAN™ wafers that validated the three critical performance metrics of symmetric bi-directionality, low conduction losses and necessary breakdown voltage required for use in a broad range of commercial and military applications. We confirmed our B-TRAN™ design is able to be manufactured with conventional silicon processing equipment.

“Given the progress with our B-TRAN™ technology, management and the board of directors unanimously decided to effect a reverse stock split in order to maintain our Nasdaq listing. We strongly believe maintaining this listing status will enable the company to engage strategic partners and investors from a position of strength,” concluded Bell.

Second Quarter 2019 Financial Results

•	The company had no revenues from continuing operations in the second quarter of 2019.

•	Q2 2019 operating expenses were $0.9 million compared to $1.1 million in Q2 2018. The decrease in operating expense was due to a decrease in our general and administrative expenses impacted by our cost reduction plan, inclusive of reduced headcount, an absence of grants in recent years to tenured executives and lower employee bonus expense partly offset by higher legal fees as Q2 2018 included the recovery of $0.2 million in legal expenses related to the resolution of legal proceedings in the company’s favor.

•	Q2 2019 net loss was $1.3 million, compared to $1.7 million in Q2 2018.

•	Cash used in operating activities for continuing operations was $1.3 million for the six months ended June 30, 2019 compared to $1.9 million in the six months ended June 30, 2018.

•	Cash and cash equivalents totaled $1.4 million as of June 30, 2019, with no long-term debt outstanding.

“We now report our power conversion systems division as a discontinued operation and thus had no revenue from continuing operations in the second quarter of 2019,” said Tim Burns, Chief Financial Officer. “On the cash management side, we maintained our targeted cash burn rate, utilizing $0.7 million of cash from continuing operations in the second quarter of 2019,” concluded Burns.

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN™ Chief Commercial Officer Dan Brdar will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, August 14, 2019
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-800-458-4121
International dial-in number:	1-323-794-2093
Conference ID:	1930397

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=135537 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through September 14, 2019.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	1930397

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a semiconductor and power conversion technology company focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. We believe B-TRAN™ modules will improve the efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of a potential sale of our Power Conversion Systems division and PPSA™ technology, the success of our B-TRAN™ technology, the success of our strategic shift and change in corporate focus, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, whether we can continue as a going concern and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,437,797	$3,258,077
Prepayments and other current assets	221,530	333,877
Current assets of discontinued operations held for sale	393,408	1,096,323
Total current assets	2,052,735	4,688,277

Property and equipment, net	54,682	63,214
Intangible assets, net	1,647,477	1,396,409
Right of use asset	345,344	–
Other assets	17,920	17,920
Total assets	$4,118,158	$6,165,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,039	$94,203
Accrued expenses	169,561	167,755
Current portion of lease liability	172,327	–
Current liabilities of discontinued operations held for sale	473,686	877,755
Total current liabilities	912,613	1,139,713

Long-term lease liability	176,989	–
Other long-term liabilities	647,164	428,163
Total liabilities	1,736,766	1,567,876

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 810,000 shares issued and outstanding at June 30, 2019 and 1,518,430 shares issued at December 31, 2018, respectively	810	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 14,736,020 shares issued and 14,722,840 shares outstanding at June 30, 2019 and 14,027,590 shares issued and 14,014,410 shares outstanding at December 31, 2018, respectively	14,736	14,028
Additional paid-in capital	68,085,889	68,009,860
Treasury stock, at cost, 13,180 shares at June 30, 2019 and December 31, 2018, respectively	(13,210)	(13,210)
Accumulated deficit	(65,706,833)	(63,414,252)
Total stockholders’ equity	2,381,392	4,597,944
Total liabilities and stockholders’ equity	$4,118,158	$6,165,820

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product revenue	$–	$–	$–	$–
Cost of product revenue	–	–	–	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	335,752	322,218	553,968	416,762
General and administrative	580,663	803,312	1,049,053	1,685,411
Total operating expenses	916,415	1,125,530	1,603,021	2,102,173

Loss from continuing operations before interest	(916,415)	(1,125,530)	(1,603,021)	(2,102,173)
Interest (income) expense, net	(6,809)	(35,614)	309	(36,929)
Loss from continuing operations	(909,606)	(1,089,916)	(1,603,330)	(2,065,244)
Loss from discontinued operations	(342,076)	(632,530)	(689,251)	(1,713,364)
Net loss	$(1,251,682)	$(1,722,446)	$(2,292,581)	$(3,778,608)

Loss from continuing operations per share – basic and fully diluted	$(0.06)	$(0.08)	$(0.11)	$(0.15)
Loss from discontinued operations per share – basic and fully diluted	(0.03)	(0.04)	(0.05)	(0.12)
Net loss per share – basic and fully diluted	$(0.09)	$(0.12)	$(0.16)	$(0.27)

Weighted average number of shares outstanding – basic and fully diluted	14,722,840	13,992,791	14,519,313	13,991,961

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations	$(1,603,330)	$(2,065,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,497	82,091
Write-off of capitalized patents	–	10,873
Stock-based compensation	140,190	510,160
Decrease in operating assets:
Prepayments and other current assets	112,347	(243,632)
Increase (decrease) in operating liabilities:
Accounts payable	2,836	(158,215)
Accrued expenses	(7,588)	(5,980)
Net cash used in operating activities	(1,299,048)	(1,869,947)
Net cash used in operating activities – discontinued operations	(465,328)	(1,072,185)

Cash flows from investing activities:
Purchase of property and equipment	(1,194)	–
Acquisition of intangible assets	(54,710)	(63,584)
Net cash used in investing activities	(55,904)	(63,584)
Net cash used in investing activities – discontinued operations	–	(34,130)

Cash flows from financing activities:
Payment of taxes related to restricted stock vesting	–	(2,188)
Net cash used in financing activities	–	(2,188)

Net decrease in cash and cash equivalents – continuing operations	(1,354,952)	(1,935,719)
Net decrease in cash and cash equivalents – discontinued operations	(465,328)	(1,106,315)
Cash and cash equivalents at beginning of period	3,258,077	10,022,247
Cash and cash equivalents at end of period	$1,437,797	$6,980,213